Exhibit 99.1

NEWS	CONTACT:
Geoff High, Vice President of Investor Relations
303-604-3924
DMC Global announces appointment of James Chilcoff as President of Arcadia

Accomplished Building Products Executive to Oversee Growth Initiatives and Operational Enhancements at Arcadia’s Commercial and Residential Businesses

BROOMFIELD, Colo. – January 5, 2023 – DMC Global Inc. (Nasdaq: BOOM) today announced the appointment of James Chilcoff as president of Arcadia, DMC’s building products business. Chilcoff succeeds James Schladen, who will retire after 24 years as Arcadia’s president. Schladen will remain on Arcadia’s board of directors and will serve as a senior advisor to the leadership of Arcadia and DMC.

Chilcoff joins Arcadia from Mohawk Industries, the world’s largest flooring company, where he spent three years as president of Wood and Laminate North America, a division with five manufacturing plants. Under his leadership, the division delivered strong organic growth and improved profitability, introduced several new product lines and significantly expanded production capacity at its laminate flooring plant.

“Jamie is an accomplished leader in the building products industry,” said Kevin Longe, president and CEO of DMC. “His extensive background in operations, manufacturing, sales, supply chain, finance and product-line management will be invaluable as Arcadia continues to streamline operations, increase production capacity and expand the markets for its commercial exterior, commercial interior and high-end residential product lines.”

Prior to joining Mohawk, Chilcoff was president and CEO of Parex USA, a global leader in façade finishing solutions for the construction industry. Chilcoff implemented a series of organic growth initiatives, led the integration of four strategic acquisitions and was responsible for the construction and opening of a state-of-the-art manufacturing facility. He also led the implementation of manufacturing automation programs that improved on-time delivery and reduced manufacturing costs.

“I am excited about joining the Arcadia team and working with its commercial and high-end residential businesses to achieve their operational and growth objectives,” Chilcoff said. “Arcadia has built a strong reputation for its differentiated service model and broad product offerings. I believe each of its asset-light manufacturing businesses is well positioned to grow market share and drive increased sales and cash flow.”

Longe said, “Arcadia’s long track record of growth and industry leadership is a tribute to the vision and guidance of Jim Schladen. On behalf of Arcadia’s employees and the entire DMC organization, I want to thank Jim for his legacy of innovation, leadership and success. I am pleased we will continue to benefit from his experience and support during this transition.”

About Arcadia
Arcadia is a leading supplier of architectural building products, which include exterior and interior framing systems, windows, curtain walls and interior partitions for the commercial buildings market; and highly engineered exterior and interior windows and doors for the high-end residential market.

About DMC Global Inc.
DMC Global operates three differentiated, asset-light manufacturing businesses that serve niche segments of the building products, energy, and industrial infrastructure industries. DMC supports its companies with long-term capital and strategic, financial, legal, technology and operating resources, enabling them to grow their core businesses, launch new initiatives, upgrade technologies and systems, and make acquisitions that improve their competitive positions and expand their markets. The DMC family of companies consists of Arcadia, a leading supplier of architectural building products; DynaEnergetics, which serves the global energy industry; and NobelClad, which addresses the global industrial infrastructure and transportation sectors. Based in Broomfield, Colorado, DMC trades on Nasdaq under the symbol “BOOM.” For more information, visit www.dmcglobal.com.

Safe Harbor Language
Except for the historical information contained herein, this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding future growth and leadership. Such statements and information are based on numerous assumptions regarding present and future business strategies, the markets in which we operate, anticipated costs and ability to achieve goals. Forward-looking information and statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results and performance to be materially different from those expressed or implied by such forward-looking information and statements, including but not limited to the risks detailed from time to time in our SEC reports, including the annual report on Form 10-K for the year ended December 31, 2021, all of which are incorporated by reference herein. We do not undertake any obligation to release public revisions to any forward-looking statement, including, without limitation, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

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